SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant       ☑
Filed by a Party other than the Registrant        ☐

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☐     Preliminary Proxy Statement
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☑     Definitive Proxy Statement
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☐     Soliciting Material Pursuant to Rule 14a-12

Genelabs Technologies Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 29, 2004

To Our Shareholders:

      You are cordially invited to attend the 2004 annual meeting of the shareholders of Genelabs Technologies, Inc. The meeting will be held at Genelabs Technologies’ principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063 on Thursday, June 10, 2004, at 10:00 a.m. Pacific Daylight Time.

      At the meeting, you will be asked to elect five members to the board of directors and to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2004. These matters are described more fully in the proxy statement attached hereto and made a part hereof.

      I would like to thank you for your support as a Genelabs Technologies shareholder and urge you to please complete, date, sign and return the enclosed proxy as soon as possible. We look forward to seeing you at the meeting.

Sincerely,

/s/ JAMES A.D. SMITH

JAMES A.D. SMITH
President and
Chief Executive Officer

2004 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

GENELABS TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	THURSDAY, JUNE 10, 2004
TIME:	10:00 A.M., P.D.T.
PLACE:	505 PENOBSCOT DRIVE REDWOOD CITY, CALIFORNIA 94063

      NOTICE IS HEREBY GIVEN that the 2004 annual meeting of the shareholders of Genelabs Technologies, Inc., a California corporation, referred to as Genelabs or the Company, will be held at the place and time indicated above for the following purposes:

1. ELECTION OF DIRECTORS. To elect five members to the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3. OTHER BUSINESS. To transact other business that may properly come before the annual meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement that is attached and made a part hereof. The Board of Directors has fixed the close of business on Thursday, April 15, 2004, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

      Whether or not you expect to attend the annual meeting in person, you are urged to please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

HEATHER CRISS KELLER
Vice President, General Counsel
and Secretary

Redwood City, California

April 29, 2004

GENELABS TECHNOLOGIES, INC.

505 Penobscot Drive
Redwood City, California 94063

PROXY STATEMENT

      This Proxy Statement contains information relating to the Annual Meeting of Shareholders of Genelabs Technologies, Inc., a California corporation, to be held on June 10, 2004, beginning at 10:00 a.m. Pacific Daylight Time, at Genelabs’ principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about May 3, 2004.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

      At our Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•	the election of five members to the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal; and

•	the ratification of the selection of Ernst & Young LLP as our independent accountants for our fiscal year ending December 31, 2004.

      In addition, our management will report on our performance during fiscal 2003 and respond to questions from shareholders.

What shares can I vote?

      All shares of our common stock owned by you as of the close of business on the record date, April 15, 2004, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

      Each share of common stock owned by you generally entitles you to cast one vote on each matter to be voted upon. In electing directors, however, each shareholder has cumulative voting rights and therefore is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or may distribute the votes among some or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the annual meeting prior to the voting of an intention to cumulate votes. In this event, the proxy holder may allocate the votes represented by proxies among the board of directors’ nominees in the proxy holder’s sole discretion.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

      Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareholder of Record

      If your shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

     Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

      Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

      Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

      You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

      Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting by filing with our Corporate Secretary at 505 Penobscot Drive, Redwood City, California 94063 a notice of revocation or by submitting a duly executed proxy bearing a later date or it may be revoked by attending the meeting and voting in person.

      If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum, permitting the Annual Meeting to conduct its business. At the close of business on the record date, 88,014,488 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are the Board of Directors’ recommendations?

      Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	“FOR” the election of each of our nominees to the Board of Directors; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent accountants for our fiscal year ending December 31, 2004.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

      For the election of directors, the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors. The ratification of the selection of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting. In determining whether these proposals received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome.

What does it mean if I receive more than one proxy or voting instruction card?

      It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

      We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004.

Who will count the votes?

      A representative of our transfer agent, Mellon Investor Services, will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

      We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Morrow & Co. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Morrow & Co. a fee of $4,000 for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

May I propose actions for consideration at next year’s annual meeting of shareholders?

      For a shareholder’s proposal to be included in our Proxy Statement for the 2005 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Corporate Secretary at 505 Penobscot Drive, Redwood City, California 94063 not later than January 3, 2005. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our bylaws require that such proposals must be submitted to our Corporate Secretary not later than April 11, 2005 and not earlier than March 12, 2005, unless the Annual Meeting is called for on a date earlier than May 11, 2005 or later than July 10, 2005, in which case any such proposal must be received not earlier than the 90th day prior to the annual meeting or later than the 60th day prior to the annual meeting, or in the event public announcement of the annual meeting is made less than 70 days prior to the annual meeting, any such proposal must be made no later than the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the current members of the Board of Directors and are they independent?

      The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

	Audit	Nominating	Compensation
Director	Committee	Committee	Committee

Irene A. Chow, Ph.D.	—	—	—
J. Richard Crout, M.D.(1)	—	*	**
Arthur Gray, Jr.	*	*	—
H.H. Haight	**	*	—
Alan Y. Kwan	—	**	*
James A.D. Smith	—	—	—
Nina K. Wang(1)	*	*	—

*	Committee member

**	Committee chairperson

(1)	Dr. Crout and Ms. Wang are not seeking re-election at the Annual Meeting.

      Our Board of Directors has determined that each of Dr. Crout, Mr. Gray, Mr. Haight, Mr. Kwan and Ms. Wang meet the independence requirements of the NASD listing standards.

How often did the Board of Directors meet during fiscal 2003?

      During the fiscal year ended December 31, 2003, the Board of Directors held 13 meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively, except Ms. Wang.

      In addition, it is Company policy that each of our directors be invited and encouraged to attend the Annual Meeting. Two of our directors were in attendance at the 2003 Annual Meeting.

How do shareholders communicate with the Board of Directors?

      The Board of Directors has established a process to receive communications from shareholders. To communicate with the Board of Directors correspondence should be addressed to the Board of Directors, Genelabs Technologies, Inc. All such correspondence should be sent “Attn: Secretary” at 505 Penobscot Drive, Redwood City, CA 94063-4738.

      All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any bona fide communication to the directors will be summarized and presented to the Board of Directors at its next regularly scheduled meeting.

Does the Company have a Code of Ethics?

      Yes. We have adopted a code of business ethics and conduct for all of our employees and directors, including our chief executive officer, chief financial officer, other executive officers and senior financial personnel. A copy of our code of business ethics and conduct is available on our website at www.genelabs.com under the heading “Investor Information/ Corporate Governance.” We intend to post on our website any material changes to, or waiver from our code of business ethics and conduct, if any, within five business days of such event.

What are the standing committees of the Board of Directors?

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     Audit Committee

      The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The members of the Audit Committee are Mr. Gray, Mr. Haight (Chairman) and Ms. Wang, each of whom is an independent director under the NASD listing standards. Ms. Wang is not seeking re-election at the Annual Meeting. She will be replaced by Mr. Kwan who will be joining the Audit Committee effective June 10, 2004. The Audit Committee held four meetings during the fiscal year ended December 31, 2003.

      Our Board of Directors has determined that both Mr. Gray and Mr. Haight, each a member of our Audit Committee, are qualified as an audit committee financial expert within the meaning of SEC regulations.

     Compensation Committee

      The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The members of the Compensation Committee are Dr. Crout (Chairman) and Mr. Kwan, each of whom is an independent director under the NASD listing standards. Dr. Crout is not seeking re-election at the Annual Meeting. He will be replaced by Mr. Gray who will be joining the Compensation Committee as Chairman effective June 10, 2004. The Compensation Committee held four meetings during the fiscal year ended December 31, 2003.

     Nominating Committee

      The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures. The Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.genelabs.com under the heading “Investor Information/ Corporate Governance.”

      The members of the Nominating Committee are Dr. Crout, Mr. Gray, Mr. Haight, Mr. Kwan (Chairman) and Ms. Wang, each of whom is an independent director under the NASD listing standards. Dr. Crout and Ms. Wang are not seeking re-election at the Annual Meeting. The Nominating Committee was established on January 23, 2004 and did not meet during 2003.

      The Nominating Committee considers a nominee’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Company.

      The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.

      The Nominating Committee will consider director candidates recommended by shareholders. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing no later than 60 days and no more than 90 days prior to the first anniversary of the preceding year’s annual meeting and the recommendation must include the following information: the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the class and number of shares of the corporation beneficially owned by the nominee, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors or otherwise required by law.

      Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee or their designee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

      Genelabs’ bylaws state that the number of directors is not to be less than five or more than nine. The number of directors on the Board is currently fixed at seven and will be reset at five as of the annual meeting. At the annual meeting, the shareholders will be asked to elect five directors, each of whom will serve until the next annual meeting of shareholders or until a successor has been elected and qualified or until the director’s earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the five nominees unless the proxy is marked to withhold authority to do so. If any nominee is unable to serve for any reason or will not serve for good cause, the proxies may be voted for such substitute nominee as the Board of Directors may determine. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

      The names of the nominees, their ages as of April 15, 2004, and certain other information about each of them are set forth below:

Name	Age	Position

Irene A. Chow, Ph.D.	65	Chairman of the Board of Directors
James A. D. Smith	45	Chief Executive Officer, President and Director
Arthur Gray, Jr.	81	Director
H. H. Haight	70	Director
Alan Y. Kwan	58	Director

      Each of the directors listed above was elected to be a director at Genelabs’ 2003 annual meeting of shareholders held on June 10, 2003.

      There are no family relationships among any of Genelabs’ directors or executive officers.

      Irene A. Chow, Ph.D. has been Chairman since April 1999. Dr. Chow was Chief Executive Officer from January 2001 until she retired from the role of Chief Executive Officer on March 8, 2004. From July 1995 through March 1999, Dr. Chow was President and Chief Executive Officer. Dr. Chow joined Genelabs as an officer and director in 1993. In addition to her duties at Genelabs, Dr. Chow is also the chairman of the board of Genovate Biotechnology Co., Ltd. (formerly Genelabs Biotechnology Co., Ltd.). Prior to joining Genelabs, Dr. Chow held several positions at Ciba-Geigy Corporation, most recently as Senior Vice President of Drug Development for the pharmaceuticals division. Prior to joining Ciba-Geigy, Dr. Chow served as an associate professor and an assistant dean of Health Related Professions at Downstate Medical School, State University of New York. Dr. Chow holds a B.A. degree in Literature from National Taiwan University, and an M.A. and a Ph.D. in Biostatistics from the University of California, Berkeley.

      James A. D. Smith has been President of Genelabs since April 1999 and has been Chief Executive Officer since March 8, 2004. From January 2000 to January 2001, Mr. Smith also served as Chief Executive Officer. From October 1996 through March 1999, Mr. Smith was Chief Operating Officer. From June 1995 through September 1996, Mr. Smith was Vice President, Marketing and Business Development, and from January 1994 through June 1995, Mr. Smith was Director of Marketing. Prior to joining Genelabs, Mr. Smith was with ICN Pharmaceuticals, for more than ten years in various marketing and business development positions, most recently as Director of Worldwide Business Development. Mr. Smith has a B.S. in Molecular and Cellular Biology from the University of California, San Diego.

      Arthur Gray, Jr. has been a director of Genelabs since March 1991. Mr. Gray has been Senior Managing Director of Carret & Co, a money management firm. since October 1999. Previously, Mr. Gray was a Managing Director of Cowen Investment Counselors, a division of Cowen & Co. specializing in private investment, from July 1993 to September 1999. Prior to joining Cowen, Mr. Gray was President and Chief Executive Officer of Dreyfus Personal Management, Inc., a subsidiary of the Dreyfus Corporation, from January 1984 to June 1993. Mr. Gray is also a director of Seventh Generation, an environmental product catalog company.

      H. H. Haight has been a director of Genelabs since May 1989. Mr. Haight is President and Chief Executive Officer of Argo Global Capital, Inc., a venture capital firm, where he specializes in high-technology industries. Prior to joining Argo in 1997, for approximately 15 years, Mr. Haight was a Managing Director of Advent International Corporation, an advisor and manager of international venture capital funds, where he was closely involved in Advent’s Far East activities and responsible for Advent’s Far East Group and Advent Canada. Mr. Haight holds a B.S. in Forestry from the University of California, Berkeley and an M.B.A. from Harvard University.

      Alan Y. Kwan has been a director of Genelabs since January 1999. Mr. Kwan is an attorney based in Houston, Texas, where he maintains a general legal practice with an emphasis in business transactions and asset management. Since June 1990, Mr. Kwan has also served as President of Texas Pacific Properties, Inc., a real estate investment company. Previously, for more than 20 years Mr. Kwan was active in real estate development and general management for several Hong Kong-based international companies including the Chinachem Group, Swire Properties, Ltd. and Tai Cheung Properties, Ltd. Mr. Kwan previously was also a director of the Hong Kong operation of China International Trust & Investment Corp. Mr. Kwan holds a B.A. degree in Economics from the University of Hong Kong and a J.D. from South Texas College of Law.

Meetings and Committees of the Board of Directors

      The Board of Directors met 13 times in 2003. All directors attended at least 75% of the meetings of the board and of the committees on which they served, except Ms. Wang. The Board of Directors currently has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

      The Audit Committee met four times in 2003. Additional information regarding this committee’s activities in 2003 are set forth below under the heading “Report of the Audit Committee of the Board of Directors.”

      The Compensation Committee met four times in 2003. Additional information regarding this committee’s activities in 2003 are set forth below under the heading “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

      The Nominating Committee is responsible for identifying and recommending to the Board individuals qualified to serve as directors and on Board committees. The Nominating Committee was established on January 23, 2004 and did not meet in 2003.

Compensation of Directors

      Non-employee directors are currently eligible to receive $1,500 for each Board meeting he or she attends in person and $500 for each meeting he or she attends by telephone. All directors also are reimbursed for actual business expenses incurred in attending Board and committee meetings. Upon his or her first election to the Board, each non-employee director is granted an option to purchase 30,000 shares of Genelabs common stock at an exercise price equal to the fair market value of the common stock on the date of grant. At each annual meeting of shareholders after the second anniversary of each director’s election to the Board, each non-employee director is granted an additional option to purchase 15,000 shares. Directors who are also employees are granted options under the 2001 Stock Option Plan in accordance with Genelabs’ general compensation policy.

Vote Required

      For the election of directors, the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR

THE ELECTION OF ALL DIRECTORS NOMINATED.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004 and the Board of Directors has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

Vote Required

      The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest shareholders own?

      The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2004 by: (i) each director and nominee for director named in “Proposal 1 — Election of Directors”; (ii) each of the executive officers and individuals named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

			Number of	Total Shares	Percent of
	Number of		Shares with	Beneficially	Outstanding
Name and Address of Beneficial Owner	Shares Owned		Right to Acquire	Owned	Shares(1)

Smith Barney Fund Management LLC**	7,348,387		600,000	7,948,387	9.0%
338 Greenwich Street
New York, New York 10013
J.P. Morgan Chase & Co.**	6,150,898		—	6,150,898	7.0%
270 Park Avenue
New York, New York 10017
Veron International Limited(2)	5,391,633		—	5,391,633	6.1%
Top Floor Chinachem Golden Plaza
77 Mody Road
Tsimshatsui East
Kowloon, Hong Kong
Irene A. Chow, Ph.D.	29,063		1,226,617	1,255,680	1.4%
James A. D. Smith	70,295		375,265	445,560	*
Matthew M. Loar	77,238	(3)	264,813	342,011	*
H. H. Haight	260,000		65,000	325,000	*
Heather Criss Keller	70,137		201,413	271,550	*
Arthur Gray, Jr.	225,000	(4)	15,000	240,000	*
Ronald C. Griffith, Ph.D.	4,964		71,666	76,630	*
Nina K. Wang	0		65,000	65,000	*
J. Richard Crout, M.D.	18,000	(5)	45,000	63,000	*
Alan Y. Kwan	4,500		45,000	49,500	*
All directors and executive officers as a group (14 persons)(6)	866,785		2,778,810	3,645,595	4.0%

*	Represents less than 1%.

**	Represents share holdings as provided to the Company as of March 31, 2004, which the Company believes to be accurate. This is the most recent date for which data are available.

(1)	Based on 88,014,488 shares of Genelabs common stock outstanding as of April 15, 2004.

(2)	An investment holding company whose principal shareholder is Mrs. Wang, a Genelabs director.

(3)	Includes 10,000 shares held by Mr. Loar’s children.

(4)	Includes 15,000 shares held by trust of which Mr. Gray is the beneficiary and 25,000 shares held by Mr. Gray’s spouse.

(5)	Includes 8,000 shares held in trust for Dr. Crout’s child for which Dr. Crout is trustee.

(6)	Includes holdings of the above-listed Genelabs officers and directors and four additional officers who are not listed. Excludes shares held by Veron International, Limited.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Who are our executive officers?

      The executive officers of Genelabs are as follows:

Name	Age	Position

James A. D. Smith	45	President and Chief Executive Officer
Mumtaz Ahmed, M.D., Ph.D.	67	Vice President, Drug Development
Ronald C. Griffith, Ph.D.	55	Vice President, Research
Lynn M. Hughes	48	Vice President, Human Resources and Corporate Services
Heather Criss Keller	38	Vice President, General Counsel and Secretary
Matthew M. Loar	41	Chief Financial Officer
Kenneth E. Schwartz, M.D.	56	Vice President, Medical Affairs
Roy J. Wu	49	Vice President, Business Development

      James A. D. Smith has been Chief Executive Officer since March 2004 and President since April 1999. From January 2000 to January 2001 he also served as Chief Executive Officer. From October 1996 through March 1999 he was Chief Operating Officer and previously served the Company as Vice President, Marketing and Business Development and as Director of Marketing. Prior to joining Genelabs, Mr. Smith was with ICN Pharmaceuticals for more than ten years in various marketing and business development positions, most recently as Director of Worldwide Business Development. Mr. Smith has a B.S. in Molecular and Cellular Biology from the University of California, San Diego.

      Mumtaz Ahmed, M.D., Ph.D. has been Vice President, Drug Development since June 2003. From 1993 through 2002, Dr. Ahmed was Vice President, Medical Affairs of Ascent Pediatrics, a pharmaceutical company. In addition to his tenure at Ascent, he previously held senior drug development and research positions including Executive Director, Clinical Research at Ciba-Geigy and Senior Research Investigator & Head, Development Biology at Pfizer. During his career, Dr. Ahmed has directed clinical and development activities for new drugs in the therapeutic areas of infectious diseases, cancer, endocrine, gastroenterology, analgesia and bone metabolism. Dr. Ahmed has an M.D. from UACJ School of Medicine, Cd. Juarez, Mexico and a Ph.D. from the Indiana University School of Medicine.

      Ronald C. Griffith, Ph.D., has been Vice President, Research since December 2001. Prior to joining Genelabs, Dr. Griffith was Vice President of Medicinal Chemistry with Isis Pharmaceuticals Corp., a pharmaceutical company. From February 2000 through May 2001 he was Vice President of Chemistry at X-Ceptor Therapeutics, a biotechnology company. Prior to that, Dr. Griffith was Director of Chemical Sciences at Tanabe Research Laboratories, USA, a pharmaceutical company, from 1997 through 2000 and, from 1995 until he joined Tanabe, Dr. Griffith was Director of Chemistry with Astra Pharmaceuticals (acquired by AstraZeneca) and predecessor companies acquired by Astra, Fison Pharmaceuticals and Pennwalt Corporation, having joined Pennwalt in 1974. Dr. Griffith received his B.S. degree from Alfred University and his

Ph.D. in Organic Chemistry from Syracuse University and was a post-doctoral fellow at California Institute of Technology.

      Lynn M. Hughes has been Vice President, Human Resources and Corporate Services since February 2000. From 1996 until joining Genelabs, Ms. Hughes was Director, Human Resources at COR Therapeutics, Inc., a biotechnology company. Prior to joining COR, she held Human Resources positions with Navigation Technologies, Sony Electronics and Silicon Graphics. Ms. Hughes holds S.P.H.R. and C.C.P. Human Resources certifications. She received her B.S. in Management and her M.A. in Organizational Management from the University of Phoenix.

      Heather Criss Keller has been Vice President, General Counsel and Secretary since January 2001. From January 2000 until January 2001 she was Vice President, Legal Affairs and Secretary. From October 1998 through January 2000 she was Director of Legal Affairs, appointed Secretary in August 1999. From September 1996 until July 1998 Ms. Keller was Senior Corporate Counsel at Heartport, Inc. Prior to joining Heartport, Ms. Keller was an associate with the law firm of Brobeck, Phleger & Harrison LLP. Ms. Keller received a J.D. from Vanderbilt University School of Law and a B.A. from Duke University.

      Matthew M. Loar has been Chief Financial Officer since September 2001. From January 1999 to September 2001 he was Vice President, Finance, and for approximately three years previously was Director of Finance and Controller. Mr. Loar held various positions in finance and accounting for ten years prior to joining the Company, including five years in public accounting at Coopers & Lybrand. Mr. Loar is a Certified Public Accountant and has a B.A. in Legal Studies from the University of California, Berkeley.

      Kenneth E. Schwartz, M.D., has been Vice President, Medical Affairs since February 2002, prior to which he served as Senior Medical Director beginning in 1995. Prior to joining Genelabs, Dr. Schwartz held several positions with Syntex Research and was an Assistant Clinical Professor in Internal Medicine -Endocrinology and Metabolism at the University of California, San Francisco. Dr. Schwartz has also had a private medical practice at Alta Bates Hospital in Berkeley, California. Dr. Schwartz received his B.S. in Chemistry from University of California, Los Angeles and his M.D. from Stanford University.

      Roy J. Wu has been Vice President of Business Development since October 2001. From October 1997 to October 2001, he served as Vice President, Corporate Secretary and member of the board of directors of Kissei Pharma, USA, a pharmaceuticals company. Prior to joining Kissei, Mr. Wu was Director of Business Development with Quintiles — BRI Inc. for approximately three years and was previously with Syntex for 16 years, in research and development and in business development. Mr. Wu received his B.S. in Biology from University of San Francisco and his M.B.A. in International Finance from University of San Francisco.

      There are no family relationships among any of our directors and executive officers.

Summary Compensation Summary Table

      The following table indicates information for 2003, 2002 and 2001 concerning compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer whose salary and bonus exceeded $100,000 for the last fiscal year ended 2003 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation Awards

				Other Annual
				Compensation	Securities Underlying
Name and Principal Position	Year	Salary($)	Bonus($)(1)	($)(2)	Options(#)

Irene A. Chow, Ph.D.(3)	2003	504,397	302,939	52,500	100,000
Chairman of the Board and	2002	495,833	0	0	180,000
Chief Executive Officer	2001	450,000	157,500	235,235	150,000
James A. D. Smith(4)	2003	296,136	127,048	30,489	40,000
President	2002	292,838	0	27,709	72,000
	2001	285,000	53,438	40,968	30,000
Matthew M. Loar	2003	229,003	78,598	29,083	40,000
Chief Financial Officer	2002	226,417	0	23,179	72,000
	2001	204,584	33,000	17,652	70,000
Ronald C. Griffith, Ph.D.	2003	226,983	77,900	50,000 (5)	40,000
Vice President, Research	2002	225,000	0	75,989 (6)	20,000
	2001	7,670	59,375	0	80,000
Heather Criss Keller	2003	217,574	83,096	28,007	40,000
Vice President, General Counsel	2002	237,500	0	17,508	72,000
and Secretary	2001	207,500	31,500	6,107	70,000

(1)	Represents incentive bonus amounts earned for the fiscal year, which are generally paid out approximately February 15 of the following year. However, no bonuses were paid out in February 2003 for 2002 services due to financial constraints of the Company and contingency criteria the board of directors established for payment of incentive bonuses. Therefore the bonus payments for 2003 represent the 2002 contingent bonuses which were paid out in November 2003 as well as the amount earned in 2003 which was paid out in February 2004.

(2)	Unless otherwise noted, amounts in this column represents amounts vested in the long-term portion of Genelabs’ Annual and Long-Term Incentive Based Compensation Program.

(3)	Dr. Chow was Chairman and Chief Executive Officer until March 8, 2004.

(4)	Mr. Smith was President until March 8, 2004, when he also became Chief Executive Officer.

(5)	Represents a housing allowance paid to Dr. Griffith.

(6)	Represents $66,984 for temporary housing and related costs and $9,005 for travel due to relocation.

Option Grants In Last Fiscal Year

      The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2003 to the named executive officers.

      In the fiscal year ended December 31, 2003, we granted options to purchase up to an aggregate of 1,427,000 shares to employees, directors and consultants. Stock options are awarded with an exercise price equal to the fair market value of Genelabs common stock on the date of award. Generally, these stock option grants have a four-year vesting period with 25% of the shares subject to the stock options vesting and becoming exercisable on the first anniversary of the date of grant, and thereafter the remaining 75% of the shares subject to the stock options vesting and becoming exercisable in 36 equal monthly installments, so long as employment with Genelabs continues. All of the options granted have a 10-year term.

	Individual Grants

		Percent of
	Number of	Total Options
	Securities	Granted to	Exercise		Grant Date
	Underlying Option	Employees in	Price	Expiration	Present Value
Name	Granted (#)(1)	Fiscal Year	($/Share)	Date	($)(2)

Irene A. Chow, Ph.D.	100,000	7.1	1.48	2/12/2013	58,030
James A. D. Smith	40,000	2.9	1.48	2/12/2013	38,805
Ronald C. Griffith, Ph.D.	40,000	2.9	1.48	2/12/2013	38,805
Heather Criss Keller	40,000	2.9	1.48	2/12/2013	38,805
Matthew M. Loar	40,000	2.9	1.48	2/12/2013	38,805

(1)	Stock options are awarded with an exercise price equal to the fair market value of Genelabs common stock on the date of award. Except for the grant to Dr. Chow, these stock option grants have a four-year vesting period with 25% of the shares subject to the stock options vesting and becoming exercisable on the first anniversary of the date of grant, and thereafter the remaining 75% of the shares subject to the stock options vesting and becoming exercisable in 36 equal monthly installments, so long as employment with Genelabs continues. The grant to Dr. Chow was vested fully at the time of grant. All of the options granted have a 10-year term.

(2)	The estimated “grant date present value” of options granted in 2003 is based on a Black-Scholes option pricing model, a model that reflects certain assumptions regarding variable factors such as interest rates and stock price volatility. Stock options have value only as a result of appreciation in the price of Genelabs common stock. If, at the time of exercise, the price of Genelabs common stock is the same as or lower than the option exercise price, there will be no gain to the optionee. Because changes in the subjective input assumptions can materially affect the fair value estimate, it is the belief of Genelabs that this model does not necessarily provide a reliable single measure of the fair value of the options granted. For the purposes of establishing the “grant date present value” shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of 3.0%, volatility factor of the expected market price of the Genelabs common stock of 1.0, and an expected life of the options of one year subsequent to vesting.

Aggregated Option Exercises In Last Fiscal Year

and Fiscal Year-End Option Values

      The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 2003. No options were exercised by the named executive officers during the fiscal year ended December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-The-Money Options at
	Shares	Value	Year-End (#)		Fiscal Year-End ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Irene A. Chow, Ph.D.	—	—	1,117,654	101,251	329,270	99,988
James A.D. Smith	—	—	353,599	81,001	113,070	83,996
Ronald C. Griffith, Ph.D.	—	—	47,916	92,084	40,420	91,380
Heather Criss Keller	—	—	176,729	95,271	80,365	83,996
Matthew M. Loar	—	—	240,129	95,271	67,532	83,996

      The “Value of Unexercised In-the-Money Options at Fiscal Year-End” is based on a value of $2.83 per share, the fair market value of our common stock as of December 31, 2003, as determined by the Board of Directors, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

Employment Contracts, Termination of Employment and

Change-in-Control Arrangements

      The Company has not entered into any employment agreements with the named executive officers, and their employment may be terminated at any time at the discretion of the Board of Directors.

      On January 3, 2002, the Company entered into agreements with each of the named executive officers providing certain compensation in the event of a change in control of the Company. The agreements provide for the immediate vesting of all unvested shares of stock options granted by Genelabs to the named executive officers upon the effective date of a change in control of the Company (referred to as the Effective Date). Under the change of control agreement between the Company and Dr. Chow, should Dr. Chow be involuntarily terminated within 18 months of the Effective Date, her agreement provides for salary continuation for 24 months, a lump sum payment of 150% of her target bonus potential for the calendar year in which the involuntary termination takes place and continuation of health care coverage for 18 months. Under the change of control agreement with each other named executive officer, should such officer be involuntarily terminated within 18 months of the Effective Date, the agreement provides for salary continuation for 12 months, a lump sum payment of 100% of the executive’s target bonus potential for the calendar year in which the involuntary termination takes place and continuation of health care coverage for 12 months. In the event the benefits under the agreements constitute “parachute payments” within the meaning of Section 280G of the Code, such benefits may be reduced so that none of the benefits constitute “parachute payments.”

Limitation of Liability and Indemnification

      The Company’s articles of incorporation and bylaws include provisions that eliminate the liability of the directors for monetary damages to the fullest extent under California law.

      In addition to the indemnification set forth in the Company’s articles of incorporation and bylaws, as a general practice, the Company enters into agreements with each director and officer pursuant to which the Company agrees to indemnify such directors and officers. These agreements, among other things, provide for indemnification for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at the Company’s request. Genelabs believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION(1)

      The Compensation Committee (the “Committee”) acts on behalf of the board of directors to oversee the implementation of the Company’s general compensation policy for all employees of the Company. The Committee consists of two members of the board of directors. These Compensation Committee members are not our employees.

What are Genelabs’ policies regarding executive compensation?

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Awards granted under the 2001 Stock Option Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

      The Committee’s philosophy in compensating executive officers, including the chief executive officer, is to relate compensation principally to corporate and executive performance within the context of maintaining appropriate market competitiveness. Compensation for the chief executive officer and each of the Company’s other executive officers generally consists of three elements: base salary, a performance-based bonus, and long-term equity incentives including stock option grants with exercise prices set at the fair market value at the time of the grant. Base salaries and cash bonuses are determined annually, based in part on the achievement of corporate performance goals and objectives set by the board. Under these performance criteria, executive officers’ compensation, including the chief executive officer’s compensation, is based on the Company’s success in meeting these established goals and objectives.

      In determining compensation for all executive officers, the Committee also takes into consideration the financial condition and prospects for the Company as well as any promotions or changes in responsibilities that may have taken place during the fiscal year. Total compensation paid by the Company to its chief executive officer and other executive officers is designed to be competitive with compensation packages paid to the management of comparable companies in the biopharmaceutical industry. In making its compensation decisions, the Committee takes into consideration information and reports including surveys of compensation programs and practices of competing biopharmaceutical companies as well as publicly available information and reports from compensation consulting firms. In addition, custom survey data are reviewed on a case-by-case, position-by-position basis as the Committee deems necessary or appropriate. The Committee strives to provide compensation packages that are competitive at or about the 50th percentile of the companies surveyed.

      Our stock option plans have been established to provide all our employees with an opportunity to share, along with our shareholders, in our long-term performance. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment. Stock options granted under the plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive’s existing options.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act of 1934 (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

      Executive officers’ base salaries are normally reviewed in February, but were not increased in February 2003. Because of financial constraints, the board accepted the recommendation of management to decrease all executive officers’ salaries by 10%. When sufficient financial resources became available in May 2003, the board of directors restored the executive officers’ base salaries to the level at which they were before the reduction, but did not provide for any retroactive increase during the period in which the salaries were reduced. Subsequently, in October 2003, the board of directors increased the salaries of each executive officer by approximately 3%, and this increase was made retroactive to February 2003.

      Although not all of the 2003 corporate goals were fully met, the board of directors determined that certain critical objectives were substantially achieved. Based on this determination and its evaluation of the executive officers’ contributions, achievements and performance, the board designated that the Company’s 2003 objectives had been achieved at 80.5% of the target level. The 2003 bonuses were paid out in the first quarter of 2004. Stock options were granted as part of the annual performance and compensation review.

      For 2002, Genelabs’ board of directors determined that certain critical objectives were substantially achieved and designated that the Company’s 2002 objectives had been achieved at 90% of the target level. However, because of financial constraints, the board also determined that bonuses would only be paid contingent upon Genelabs’ ability in the future to secure a specified level of additional financing. In the fourth quarter of 2003, Genelabs secured sufficient additional financing to satisfy conditions the board of directors had established for payment of the contingent bonuses, and bonus payments were made.

     Chief Executive Officer Compensation

      Dr. Irene A. Chow served as the Company’s Chief Executive Officer in 2003. Dr. Chow’s bonus and salary were set by the Committee with due regard to her industry experience, competitive salary information and current market conditions. The amount of Dr. Chow’s total compensation was based on the Company’s 2003 results and her individual performance with respect to meeting previously established performance objectives.

      The Committee reviews total direct compensation for chief executive officers from the survey data gathered on companies in the biopharmaceutical industry and/or of the Company’s size and complexity. In determining Dr. Chow’s 2003 bonus and salary, the Committee recognized her significant contributions to the performance of the Company, which included continued progress of the Company’s research and development programs. In addition, the Committee took into consideration Dr. Chow’s industry experience, competitive salary information and current market conditions in accordance with the objectives and policies as set forth above. The Committee also recognized the value of Dr. Chow’s performance in setting a clear vision and strategy, and providing the leadership to achieve results. In making its determination with respect to the bonus to be awarded to Dr. Chow for 2003, the Committee’s assessment was that Dr. Chow’s performance was critical to the achievement of the Company’s performance objectives, and the board granted Dr. Chow’s cash bonus for 2003 in the first quarter of 2004.

      In accordance with the 10% salary decrease implemented for executive officers, the board decreased Dr. Chow’s base salary by the same amount in February 2003 and it was restored in May 2003. In addition, as with other executive officers, the board did not award any cash bonus or add any amount to the long-term portion of the plan for Dr. Chow based on 2002 achievement until the fourth quarter of 2003.

COMPENSATION COMMITTEE /s/ J. RICHARD CROUT, M.D., CHAIR /s/ ALAN Y. KWAN

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal 2003 were J. Richard Crout, M.D., Thomas E. Dewey and Alan Y. Kwan. Mr. Dewey resigned from the Board in August 2003. None of the members of the Compensation Committee during fiscal 2003 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS(1)

      The Audit Committee is comprised of three outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers’ (“NASD”) listing standards. On January 23, 2004, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities and reflects new SEC regulations and NASD rules, superceding the previous charter for the Audit Committee that was adopted in 1999. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

      The Audit Committee oversees Genelabs’ financial reporting process on behalf of the board of directors. Genelabs’ management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Audit Committee and Genelabs’ independent auditors, Ernst & Young LLP, have discussed the overall scope and plans for their audits. The Audit Committee periodically meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Genelabs’ internal controls and the overall quality of Genelabs’ financial reporting.

      The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2003 with management and with Ernst & Young LLP. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

      Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

AUDIT COMMITTEE
/s/ H. H. HAIGHT, CHAIR
/s/ ARTHUR GRAY, JR.
/s/ NINA K. WANG

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT FEES AND PRE-APPROVAL POLICIES

      The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2003 and fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal 2003 and fiscal 2002.

	2003	2002

Audit Fees	$307,466	$183,679
Audit-Related Fees	—	—
Tax Fees(1)(2)	$59,230	$67,961
All Other Fees(3)	—	$6,755
Total	$366,696	$258,395

(1)	Aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning, including preparation of tax forms and consulting for domestic and foreign taxes.

(2)	In 2003, the audit committee approved 84% of the fees categorized as “Tax Fees” and “All Other Fees.”

(3)	Aggregate fees billed for foreign subsidiary legal matters.

      The Audit Committee reviews, and in its sole discretion pre-approves, the Independent Auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the Independent Auditors. The Audit Committee is barred from engaging the Independent Auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and decisions delegated in such manner must be reported at the next scheduled meeting of the Audit Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the change in our cumulative total shareholder return for the last five fiscal years, based upon the market price of our common stock, compared with: (i) the cumulative total return on NASDAQ Stock Market Index and (ii) the NASDAQ Pharmaceuticals Index. The graph assumes a total initial investment of $100 as of December 31, 1998, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

COMPARISON OF CUMLATIVE TOTAL RETURN CHART

	Genelabs Technologies, Inc.	NASDAQ Stock Market	NASDAQ Pharmaceuticals

1998	100.00	100.00	100.00
1999	200.00	185.40	188.60
2000	148.90	111.80	235.20
2001	67.30	88.70	200.40
2002	61.80	61.30	129.50
2003	102.90	91.70	189.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than the compensation and indemnity arrangements, which are described above.

(1)	The Stock Performance Graph is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process of “householding” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, 505 Penobscot Drive, Redwood City, California 94063 or by calling Investor Relations at (650) 369-9500.

By Order of the Board of Directors

HEATHER CRISS KELLER
Vice President, General Counsel
and Secretary

April 29, 2004

      A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2003 has been included within the package of materials sent to you.

Appendix A

Genelabs Technologies, Inc.

Audit Committee Charter

Genelabs Technologies, Inc.

Audit Committee Charter

Approved by the Board of Directors

January 23, 2004

I.	Purpose

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Genelabs Technologies, Inc. (the “Corporation”) shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others regarding the quality and integrity of the Corporation’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the qualifications and independence of any registered public accounting firm engaged by the Corporation to prepare or issue an audit report or perform other audit, review or attest services (the “Independent Auditors”), and the performance of the Independent Auditors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the Independent Auditors, the internal auditors, if any, and the financial management of the company.

II.	Organization

      This charter governs the operations of the Committee. The Committee shall be comprised of at least three directors, as determined by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”) and shall satisfy the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws. No member of the Committee may have participated in the preparation of the financial statements of the Corporation (or any current subsidiary of the Corporation) at any time during the three years prior to the member’s appointment to the Committee. All Committee members will be financially literate and must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, statement of operations and statement of cash flows. In addition, the Board shall determine whether at least one member of the Committee is an “audit committee financial expert” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and, as such, has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication, including having been a CEO or CFO. The Committee shall review and reassess this charter at least annually and report to the Board any recommended amendments to this charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

III.	Meetings

      The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities. The Committee should meet separately on a periodic basis with management and the Independent Auditors, and, beginning at such time as the Committee feels appointment of an internal audit function is warranted, the director of internal audit. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall maintain minutes of its meetings and records relating to those meetings.

      Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

IV.	Duties and Responsibilities

      The primary responsibility of the Committee is to oversee the Corporation’s financial reporting process on behalf of the Board and report the results of these activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits. Management is responsible for the preparation, presentation, and integrity of the Corporation’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Corporation.

      The Committee, in carrying out its duties and responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the duties and responsibilities of the Committee and are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

A. Oversight of Financial Reporting Process and Internal Controls:

•	The Committee shall review and discuss with management the financial statements and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	The Committee shall review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to the Corporation’s internal auditing department.

•	The Committee shall review with financial management and the Independent Auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	The Committee shall receive periodic updates from management and the Independent Auditors assessing the impact of significant accounting or financial reporting developments that may have a bearing on the Corporation.

•	The Committee shall review and discuss with the Independent Auditors the results of the quarterly reviews of the Corporation’s financial statements, including any comments or recommendations of the auditors.

•	The Committee shall review and discuss with the Independent Auditors the results of the year-end audit of the Corporation’s financial statements, including any comments or recommendations of the auditors, and, based on such review, discussions and other information available to the Committee, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K.

•	The Committee shall review with management and the Independent Auditors, through periodic meetings, discussion, and inquiry, the adequacy and effectiveness of the accounting and financial controls, including the Corporation’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

•	The Committee shall review with the chief executive officer, chief financial officer and Independent Auditors the following:

—	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

—	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

•	The Committee shall provide sufficient opportunity for the internal auditors and Independent Auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the Independent Auditors’ evaluation of the Corporation’s financial, accounting and auditing personnel, and the cooperation that the Independent Auditors received during the course of their review or audit.

•	Beginning with the fiscal year ended after June 15, 2004, the Committee shall review the yearly report prepared by management, and attested to by the Independent Auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K.

B. Selection, Evaluation and Oversight of the Independent Auditors:

•	The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the Independent Auditors, including resolution of disagreements between management and the Independent Auditors regarding financial reporting. The Independent Auditors shall report directly to the Committee.

•	The Committee shall review, and in its sole discretion pre-approve, the Independent Auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the Independent Auditors and shall not engage the Independent Auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee, and decisions delegated in such manner must be reported at the next scheduled meeting of the Committee.

•	At least annually, the Committee shall obtain and review a report by the Independent Auditors describing the firm’s quality control procedures and material issues raised by the most recent internal quality control review, peer review, or review performed by a designated professional organization.

•	The Committee shall review the performance of the Independent Auditors, including the lead partner.

•	The Committee shall also take appropriate action to oversee the independence of the Independent Auditors and shall assess their independence by, among other things: obtaining and reviewing a formal written statement from the Independent Auditors that delineates all relationships between the Independent Auditors and the Corporation, consistent with Independence Standards Board Standard 1; and by actively engaging the Independent Auditors in a dialogue covering relationships or services that may impact their objectivity or independence. In addition, the Committee shall monitor compliance with Section 10A of the Exchange Act and Rule 2-01 of Regulation S-X, as applicable. Based on its assessment, the Committee shall take, or shall recommend that the Board take, appropriate action to oversee the independence of the Independent Auditors.

C. Oversight of Annual Audit and Quarterly Reviews:

•	The Committee shall review with the Independent Auditors their annual audit plan, including the timing and scope of audit activities, the adequacy of audit staffing and compensation, and, during the year, the Committee shall monitor the progress and results of the procedures performed under the audit plan.

•	The Committee shall review with the Independent Auditors and the Corporation’s management the following information which is required to be reported by the Independent Auditors:

—	critical accounting policies and practices;

—	alternative treatment of financial information that has been discussed by the Independent Auditors and management, ramifications of the use of such alternative treatment or disclosure, and the treatment preferred by the Independent Auditors; and

—	material written communications between the Independent Auditors and management, such as any management letter and any schedule of unadjusted differences.

•	The Committee shall resolve all disagreements between the Independent Auditors and management regarding financial reporting.

D. Miscellaneous

•	If not done by the Board, the Committee shall establish and implement policies and procedures for the Committee’s or Board’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest, including all transactions required to be disclosed by Item 404(a) of Regulation S-K.

•	The Committee shall meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Corporation.

•	The Committee shall prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

•	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	The Committee shall secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation.

•	The Committee shall determine the funding required to carry out the Committee’s duties appropriately, and shall inform the Board of the Committee’s funding requirements.

•	The Committee shall perform such additional activities and consider such other matters as the Committee or the Board deems necessary or appropriate.

V.	Outside Advisers

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

      In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.

      Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENELABS TECHNOLOGIES, INC.
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
JUNE 10, 2004

     The undersigned shareholder of GENELABS TECHNOLOGIES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 29, 2004, and the 2003 Annual Report on Form 10-K and hereby appoints James A.D. Smith and Matthew M. Loar and each of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of GENELABS TECHNOLOGIES, INC. to be held on Thursday, June 10, 2004 at 10:00 a.m., Pacific Daylight Time, at GENELABS TECHNOLOGIES, INC.’s principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063, and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é Detach here from proxy voting card. é

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

			FOR ALL NOMINEES	WITHHELD FOR ALL NOMINEES
1.	ELECTION OF DIRECTORS NOMINEES:
	01 Irene A. Chow 02 Arthur Gray, Jr.	03 H. H. Haight 04 Alan Y. Kwan 05 James A. D. Smith	☐	☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.)

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.	☐	☐	☐

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box				☐

     Signature(s) __________________________________________________________________Dated:__________________, 2004

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

é Detach here from proxy voting card. é